UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Capital Senior Living Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL SENIOR LIVING CORPORATION

To the Stockholders of Capital Senior Living Corporation:

On or about August 31, 2021, we mailed to you a definitive proxy statement (the “Original Proxy Statement”) relating to a special meeting (the “Special Meeting”) of stockholders of Capital Senior Living Corporation, a Delaware corporation (the “Company”), to consider and vote on proposals relating to the proposed transaction with affiliates of Conversant Capital LLC (“Conversant”).

On October 1, 2021, following significant engagement with the Company’s stockholders, the Company announced that it had entered into an Amended and Restated Investment Agreement (the “A&R Investment Agreement”) with Conversant. Under the terms of the A&R Investment Agreement, which replaces in its entirety the previous investment agreement with Conversant, the Company will raise approximately $154.8 million through (i) the issuance to Conversant of newly designated Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), common stock of the Company (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) and (ii) the Common Stock rights offering (the “Rights Offering”) by the Company to its existing stockholders, with an amended subscription price of $30 per share and an amended subscription right of 1.1 shares of Common Stock for each share of Common Stock owned as of September 10, 2021, the record date for the Rights Offering. Conversant will also provide an incremental $25 million accordion for future investment at the Company’s option, subject to certain conditions.

Pursuant to the A&R Investment Agreement, Conversant has agreed to backstop up to $50.5 million of the Rights Offering through the purchase of additional shares of Common Stock at $30 per share, in exchange for a backstop fee of 174,675 shares of Common Stock. The Company has also entered into an agreement with Silk Partners, LP (“Silk”), which beneficially owned 15.2% of the Common Stock as of the record date for the Special Meeting, and Arbiter Partners QP, LP (“Arbiter”), which beneficially owned 13.5% of the Common Stock as of the record date for the Special Meeting, pursuant to which (i) Silk has agreed to exercise at least its full pro rata portion in the Rights Offering, and (ii) Arbiter has agreed to exercise at least $5 million in the Rights Offering and to backstop up to $5 million of the Rights Offering through the purchase of additional shares of Common Stock at $30 per share in exchange for a backstop fee of 17,292 shares of Common Stock. The commitments by Silk and Arbiter to participate in the Rights Offering together with the backstop commitments of Conversant and Arbiter provide commitments for the full $72.3 million in the Rights Offering.

Silk, Arbiter and Kimberly Lody, the President and Chief Executive Officer of the Company, representing ownership of approximately 32% of the Common Stock, have each signed voting agreements with Conversant pursuant to which they have each agreed to vote in favor of the proposals at the Special Meeting.

In connection with the A&R Investment Agreement, we have determined (i) to amend Proposal 1 (the Equity Issuance Proposal) in the Original Proxy Statement to approve the issuance of up to 66,250 shares of Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant and (ii) to add a new Proposal 4 (the Backstop Issuance Proposal) to approve the issuance of up to 183,959 shares of Common Stock to Arbiter.

Accordingly, we are furnishing to you, together with this letter, an Updated Notice of Special Meeting of Stockholders and an amendment to the Original Proxy Statement (the “Amendment”), which reflect the revised agenda for the Special Meeting and describe the new and amended proposals to be voted on, as well as a new WHITE proxy card for purposes of casting your vote on all of the proposals to be voted on at the Special Meeting. The enclosed new WHITE proxy card permits you to submit your proxy for all five of the proposals to be voted on at the Special Meeting, and will replace any previously submitted proxy card in connection with the Special Meeting.

Our Board of Directors has approved the proposals and recommends that our stockholders vote “FOR” each of the proposals.

We have rescheduled the Special Meeting, which will now be held on October 22, 2021 at 10:00 a.m. Central Time. The record date (the “Record Date”) has not changed and remains August 25, 2021. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Special Meeting.

Please read the Original Proxy Statement and the Amendment in their entirety as together they contain all of the information that is important to your decisions in voting at the Special Meeting.

If you have already submitted your proxy card and do not submit a new proxy card, your previously submitted proxy card will be voted at the Special Meeting with respect to Proposals 2, 3 and 5; however, the Company strongly encourages you to submit a new WHITE proxy card so that your vote will be considered on all proposals.

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting to be held on October 22, 2021: The Company’s Proxy Statement is also available at www.proxydocs.com/csu.

By Order of the Board of Directors

Michael W. Reid Chairman of the Board	Kimberly S. Lody President and Chief Executive Officer

October 4, 2021

Dallas, Texas

CAPITAL SENIOR LIVING CORPORATION

AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 22, 2021

SCHEDULED MEETING DATE:	October 22, 2021

MEETING TIME:	10:00 a.m. Central Time

RECORD DATE:	August 25, 2021

LOCATION:

Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240, Dallas, Texas

Please note that, although we currently intend to hold the Special Meeting in person, we are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the novel coronavirus (COVID-19) pandemic. As a result, in the event we determine that it is advisable to hold the Special Meeting partly or solely by means of virtual communications, we will publicly announce such alternative arrangements as promptly as practicable before the Special Meeting. We will announce any decision to modify the structure of the Special Meeting, along with details on how to participate, by press release (which will be available on our website at www.capitalsenior.com/investor-relations) and a filing with the SEC. If you are planning to attend the Special Meeting, please be sure to check our website and SEC filings for any updates prior to the Special Meeting. As always, we encourage you to vote your shares prior to the Special Meeting.

ITEMS OF BUSINESS:

To consider and vote upon proposals to approve:

1.    the issuance of (i) up to 66,250 shares of Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant in connection with the Private Placement, the Warrant Issuance, the Backstop Issuance and the Equity Accordion (each as defined in the accompanying Amendment to the Original Proxy Statement), which Series A Preferred Stock and Warrants will be convertible into or exercisable for Common Stock, subject to the terms set forth in the Certificate of Designations and Warrant Agreement, respectively;

2.    an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares;

3.    an amendment to the Company’s 2019 Omnibus Stock and Incentive Plan (the “2019 Plan”) to increase the number of shares of Common Stock that the Company may issue under the 2019 Plan from 150,000 shares to 797,699 shares and to exclude 257,000 shares from the minimum vesting provisions of the 2019 Plan;

4.    the issuance to Arbiter of up to 183,959 shares of Common Stock in connection with the Backstop Issuance; and

5.    the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposals.

i

The preceding items of business were described in the Original Proxy Statement, with the exception of Proposal 1 (as amended) and Proposal 4, which are described in the Amendment to the Original Proxy Statement accompanying this Notice. We are required to seek approval for these items of business set forth above pursuant to the terms of the A&R Investment Agreement and other agreements and documents entered into in connection with the transactions contemplated thereby and in order to comply with the rules and regulations of the New York Stock Exchange.

Our Board of Directors recommends that stockholders vote “FOR” each of the proposals.

The Record Date for the Special Meeting is August 25, 2021. Holders of record of the Company’s Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting and any adjournments or postponements of the Special Meeting.

On or around August 31, 2021, we began mailing to our stockholders the original Notice Regarding the Availability of Proxy Materials containing an overview of the proxy materials and an explanation of the methods by which stockholders can view the proxy materials online or request to receive a copy of the proxy materials via regular mail or email without charge. We will begin mailing this amended Notice Regarding the Availability of Proxy Materials on or around October 4, 2021.

Sincerely,

Kimberly S. Lody

President and Chief Executive Officer

Dated: October 4, 2021

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE CAREFULLY READ THE PROXY STATEMENT, INCLUDING THE ACCOMPANYING AMENDMENT, IN ITS ENTIRETY AND COMPLETE A WHITE PROXY CARD FOR YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

ii

AMENDMENT TO THE

PROXY STATEMENT FOR THE

THE SPECIAL MEETING OF STOCKHOLDERS

OF CAPITAL SENIOR LIVING CORPORATION

TO BE HELD ON OCTOBER 22, 2021

This amendment to the proxy statement (this “Amendment”) updates the disclosures contained in the definitive proxy statement filed by Capital Senior Living Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on August 31, 2021 (the “Original Proxy Statement”), in connection with a special meeting of the stockholders of the Company (the “Special Meeting”). Except as described in this Amendment, the information provided in the Original Proxy Statement continues to apply.

This Amendment updates the Original Proxy Statement to reflect certain developments that occurred after August 31, 2021, the date of the Original Proxy Statement. In particular, this Amendment describes the terms of the Amended and Restated Investment Agreement entered into by the Company on October 1, 2021 (the “A&R Investment Agreement”) with affiliates of Conversant Capital LLC (“Conversant”), and the rights offering backstop and participation agreement (the “Backstop and Participation Agreement”) entered into by the Company with Silk Partners, LP (“Silk”) and Arbiter Partners QP, LP (“Arbiter”) concurrently with the A&R Investment Agreement, and the respective transactions contemplated thereby. This Amendment also describes the new and amended proposals to be voted on at the Special Meeting as a result of such agreements. The A&R Investment Agreement amends and restates in its entirety the Investment Agreement entered into by the Company and Conversant on July 22, 2021 (the “Original Investment Agreement”).

After careful consideration, the Board of Directors of the Company (the “Board”) determined that the transactions contemplated by the A&R Investment Agreement are fair to and in the best interests of the Company and its stockholders, and recommended that the Company’s common stockholders vote “FOR” each of the proposals.

Because this Amendment describes a new proposal to be voted on at the Special Meeting that was not reflected or described in the Original Proxy Statement (Proposal 4), proxies submitted before the date of this Amendment will not include votes on that proposal. In addition, because this Amendment amends a proposal to be voted on at the Special Meeting that was described in the Original Proxy Statement (Proposal 1), votes submitted before the date of this Amendment for Proposal 1 will not be counted. As a result, if you want to vote on the new and amended proposals described in this Amendment, you must cast a new vote for the Special Meeting by signing, dating and returning the enclosed new WHITE proxy card, or by voting in person at the Special Meeting. Signing and submitting the new WHITE proxy card, or voting in person at the Special Meeting, will revoke any prior proxy in its entirety. Therefore, if you submit the new WHITE proxy card, in addition to voting on Proposals 1 and 4, you must mark the new WHITE proxy card in the appropriate place to indicate your vote on Proposals 2, 3 and 5.

The date of this Amendment is October 4, 2021.

UPDATE TO QUESTIONS AND ANSWERS

ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

The following additional questions and answers supplement the questions and answers contained under the heading “Questions and Answers About these Proxy Materials and the Special Meeting” beginning on page 2 of the Original Proxy Statement.

Why are you sending me this Amendment?

We are sending you this Amendment because on October 1, 2021, the Company entered into the A&R Investment Agreement. This Amendment updates the Original Proxy Statement to provide information on the A&R Investment Agreement and the transactions contemplated thereby, and the additional and revised proposals to be voted on at the Special Meeting as a result of the entry into the A&R Investment Agreement.

What are the significant amendments in the A&R Investment Agreement?

Pursuant to the A&R Investment Agreement, the Company will raise approximately $154.8 million through (i) the issuance to Conversant of (a) 41,250 newly designated Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), at $1,000 per share, and 1,650,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at $25 per share (collectively, the “Private Placement”), and (b) 1,031,250 warrants, each entitling the holder to purchase one share of Common Stock (the “Warrants”), at $40 per share (the “Warrant Issuance”) and (ii) the pending approximately $72.3 million Common Stock rights offering (the “Rights Offering”) by the Company to its existing stockholders, with an amended subscription price of $30 per share and an amended subscription right of 1.1 shares of Common Stock for each share of Common Stock owned as of September 10, 2021, the record date for the Rights Offering. Conversant will also provide an incremental $25 million accordion for future investment at the Company’s option, subject to certain conditions (the “Equity Accordion”), payable through the issuance of up to 25,000 additional shares of Series A Preferred Stock. Silk has agreed to exercise at least its full pro rata portion in the Rights Offering and Arbiter has agreed to exercise at least $5 million in the Rights Offering. In addition, Conversant has agreed to backstop up to $50.5 million of the Rights Offering and Arbiter has agreed to backstop up to $5 million of the Rights Offering (collectively, the “Backstop Commitment”), in each case through the purchase of additional shares of Common Stock at $30 per share, in exchange for a backstop fee to Conversant of 174,675 shares of Common Stock and to Arbiter of 17,292 shares of Common Stock (the “Backstop Fee” and together with the Backstop Commitment, the “Backstop Issuance” and the Backstop Issuance together with the Private Placement, the Warrant Issuance, the Equity Accordion and the Rights Offering, the “Transactions”).

Pursuant to the Original Investment Agreement, the Private Placement was to consist solely of Series A Preferred Stock, so the A&R Investment Agreement significantly decreases the amount of Series A Preferred Stock that will be issued in the Transactions. In addition, the Original Investment Agreement provided that the Series A Preferred Stock would have an annual dividend rate between 11.00% and 15.00% of the Liquidation Preference (as defined in the Original Proxy Statement) of the Series A Preferred Stock based on the participation in the Rights Offering, whereas the Series A Preferred Stock will now have an 11.00% annual dividend rate. Further, the Original Investment Agreement provided for only a partially backstopped Rights Offering, which was to be in the form of additional shares of Series A Preferred Stock issued to Conversant, so the Transactions as revised further decrease the amount of Series A Preferred Stock that may be issued and provide more certainty of funds for the Company to address its ongoing liquidity issues.

What are the Company’s reasons for amending the Original Investment Agreement?

The Company entered into the A&R Investment Agreement following significant engagement with its stockholders and consideration of a number of factors, including:

•

Half of the Private Placement to Conversant will now be in the form of Common Stock, which provides for less Series A Preferred Stock and results in Conversant being better aligned with existing stockholders.

•	The terms of the Series A Preferred Stock are improved, with a fixed dividend rate of 11.00% per annum and the ability to redeem after 3.5 years.

•

The Transactions provide for certainty of proceeds as a result of the Rights Offering being backstopped by Conversant and Arbiter. This, together with the participation commitments from Silk and Arbiter, provides the Company with certainty of the total capital raise amount which is important given the Company’s liquidity concerns.

•

The Rights Offering will be backstopped with Common Stock, which eliminates the possibility of additional shares of Series A Preferred Stock being issued in the Transactions and guarantees that more than $113 million will be raised from the sale of Common Stock.

•

Silk and Arbiter, two of the Company’s largest shareholders, who own approximately 15.2% and 13.5%, respectively, of the outstanding Common Stock as of the Record Date, support the Transactions and have agreed to vote in favor of all of the Meeting Proposals at the Special Meeting. Silk and Arbiter have also agreed to participate in and, in the case of Arbiter, backstop the Rights Offering.

Please see the sections entitled “Update to Background of the Transactions — The Company’s Reasons for the Transactions” beginning on page 11 of this Amendment, and “Background of the Transactions — The Company’s Reasons for the Transactions” beginning on page 17 of the Original Proxy Statement for discussions of the reasons the Board reached the decision to approve the A&R Investment Agreement.

What are the significant amendments to the rights and preferences of the Series A Preferred Stock?

As discussed above, the Series A Preferred Stock, when issued, will accrue dividends at a rate of 11.00% per annum of the Liquidation Preference of the Series A Preferred Stock, rather than between 11.00% and 15.00% per annum depending on the participation in the Rights Offering as provided in the Original Investment Agreement. In addition, the Company will now have the right to redeem the Series A Preferred Stock beginning at 3.5 years after issuance, rather than after five years as provided in the Original Investment Agreement.

Please see the section entitled “Update to Description of the Series A Preferred Stock” beginning on page 21 of this Amendment and “Description of the Series A Preferred Stock” beginning on page 41 of the Original Proxy Statement for additional information about the rights and preferences of the Series A Preferred Stock.

What are the terms of the Warrants?

Each Warrant will be exercisable for one share of Common Stock at a price per share of $40, subject to adjustment in the event of stock dividends, subdivisions, reclassifications, reorganizations or similar events affecting our Common Stock. The Warrants may be exercised (which exercise may be a “cashless exercise”) until 5:00 p.m. New York City time on the five (5) year anniversary of the issuance date.

The complete terms of the Warrants will be set forth in the warrant agreement (the “Warrant Agreement”) to be entered into with Computershare, Inc. and Computershare Trust Company, N.A. as warrant agent and are described in more detail in the section entitled “Description of the Warrants” below.

Does the Board still support the Transactions?

Yes. At the Special Meeting, holders of our Common Stock will be asked to consider and vote on proposals to approve:

(1)

the issuance of (i) up to 66,250 shares of Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant in connection with the Private Placement, the Warrant Issuance, the Backstop Issuance and the Equity Accordion, which Series A Preferred Stock and Warrants will be convertible into or exercisable for Common Stock, subject to the terms set forth in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the “Certificate of Designations”) and Warrant Agreement, respectively (the “Equity Issuance Proposal”);

(2)

an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares (the “Authorized Stock Increase Proposal”) (as described in more detail in the Original Proxy Statement);

(3)

an amendment to the Company’s 2019 Omnibus Stock and Incentive Plan (the “2019 Plan”) to increase the number of shares of Common Stock that the Company may issue under the 2019 Plan from 150,000 shares to 797,699 shares and to exclude 257,000 shares from the minimum vesting provisions of the 2019 Plan (the “LTIP Proposal”) (as described in more detail in the Original Proxy Statement);

(4)

the issuance to Arbiter of up to 183,959 shares of Common Stock in connection with the Backstop Issuance (the “Backstop Issuance Proposal” and together with the Equity Issuance Proposal, the Authorized Stock Increase Proposal and the LTIP Proposal, the “Meeting Proposals”); and

(5)

the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposals (as described in more detail in the Original Proxy Statement).

The Board recommends that you vote “FOR” each of the Meeting Proposals.

Please see the sections entitled “Update to Background of the Transactions — The Company’s Reasons for the Transactions” beginning on page 11 of this Amendment, and “Background of the Transactions — The Company’s Reasons for the Transactions” beginning on page 17 of the Original Proxy Statement for discussions of the reasons the Board reached the decision to approve the A&R Investment Agreement.

Where and when is the Special Meeting?

The Special Meeting will take place on October 22, 2021, starting at 10:00 a.m., Central time, at Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240, Dallas, Texas.

Who can vote at the Special Meeting?

The Record Date for determining who is entitled to vote at the Special Meeting has not changed. We have set the close of business on August 25, 2021 for determining those stockholders of record who are entitled to notice of, and to vote at, the Special Meeting.

What is the effect of the Transactions on the ownership of the Company?

The Series A Preferred Stock, Warrants and Common Stock to be sold to Conversant in the Private Placement, Warrant Issuance and pursuant to the Equity Accordion and the Backstop Issuance will be initially represent between 2,855,925 and 6,195,806 shares of Common Stock on an as-converted basis (depending on the amount of the Equity Accordion that is funded, the amount of the Backstop Commitment that is exercised and the number of Warrants that are exercised), which would represent between approximately 38.2% and 67.9% of our Common Stock immediately after the Transactions on an as-converted basis (as more fully described in “Update to Background of the Transactions — Effect of the Transactions” below). The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants will be subject to customary anti-dilution adjustments and, in the case of the Series A Preferred Stock, will increase to the extent the Board does not declare and pay the dividend on the Series A Preferred Stock in cash in respect of any quarterly payment date.

The Common Stock to be sold to Arbiter pursuant to the Backstop Issuance will initially represent between approximately 0.2% and 2.5% of our Common Stock immediately after the Transactions on an as-converted basis (as more fully described in “Update to Background of the Transactions — Effect of the Transactions” below).

What is the impact of the approval of the Meeting Proposals on the composition of the Board?

See “Update to Description of the Transaction Documents — Investor Rights Agreement” beginning on page 19 of this Amendment and “Description of the Transaction Documents — Investor Rights Agreement” beginning on page 38 of the Original Proxy Statement for a description of the rights of Conversant and Silk to designate certain members of our Board following the closing of the Transactions (the “Closing” and the date on which the Closing occurs, the “Closing Date”) pursuant to the investor rights agreement (the “Investor Rights Agreement”) to be entered into at the Closing.

Upon the Closing, the Board will consist of nine persons and Conversant will have the right to designate four directors (one of whom will be independent) and Silk will have the right to designate two directors. The remainder of the Board is expected to consist of Kimberly Lody, the Company’s President and Chief Executive Officer, and two additional independent directors. For so long as Conversant or Silk has the right to designate directors to the Board pursuant to the Investor Rights Agreement, members of the Board other than the Conversant and Silk designees will have the exclusive right to nominate persons for election to the Board for, or to fill vacancies in, the other director positions. Conversant will not be entitled to designate a majority of the directors unless, following the 42 month anniversary of the Closing, it beneficially owns shares of Series A Preferred Stock and beneficially owns more than 50% of the outstanding shares of Common Stock of the Company on an as-converted basis.

Why is the Company seeking approval of the Backstop Issuance Proposal?

Section 312.03(b) of the New York Stock Exchange (“NYSE”) Listed Company Manual requires stockholder approval prior to certain issuances of Common Stock to substantial security holders of the Company where the number of shares of Common Stock to be issued exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance and the sale price is lower than the Minimum Price (as defined in Section 312.04 of the NYSE Listed Company Manual).

In addition, Section 312.03(c) of the NYSE Listed Company Manual requires us to seek stockholder approval of certain issuances, including where such issuance would represent greater than 20% of the voting power and number of shares of our Common Stock outstanding prior to such issuance.

Because the Common Stock to be issued to Arbiter pursuant to the Backstop Issuance may exceed 1% of both the voting power and number of shares of our Common Stock outstanding prior to the Transactions and will be issued at a price lower than the Minimum Price (as defined in Section 312.04 of the NYSE Listed Company Manual) and would therefore implicate Section 312.03(b) of the NYSE Listed Company Manual, we must seek stockholder approval of the Backstop Issuance Proposal. In addition, because the Common Stock to be issued to Arbiter pursuant to the Backstop Issuance, together with the other Transactions, will exceed 20% of both the voting power and number of shares of our Common Stock outstanding prior to the Transactions and would therefore implicate Section 312.03(c) of the NYSE Listed Company Manual, we must seek stockholder approval of the Backstop Issuance Proposal.

What vote is required to approve the Backstop Issuance Proposal?

If a quorum is present, approval of the Backstop Issuance Proposal requires an affirmative vote of a majority of the shares of Common Stock as of the Record Date present, in person or represented by proxy, and entitled to vote. Accordingly, an abstention would have the effect of a vote against the Backstop Issuance Proposal. Broker non-votes will have no effect on the outcome of the Backstop Issuance Proposal.

Silk, Arbiter and Ms. Lody, representing ownership of approximately 32% of the Common Stock, have each signed voting agreements with Conversant pursuant to which they have agreed to vote in favor of each of the Meeting Proposals.

What if I already voted using the proxy card sent to me earlier by the Company or another party?

You can revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You can do this by:

•	signing and submitting another proxy with a later date;

•	filing a written revocation with the Secretary of the Company; or

•	attending the Special Meeting, withdrawing the proxy and voting in person.

Because this Amendment describes a new proposal to be voted on at the Special Meeting that was not reflected or described in the Original Proxy Statement (the Backstop Issuance Proposal), proxies submitted before the date of this Amendment will not include votes on that proposal. In addition, because this Amendment amends a proposal to be voted on at the Special Meeting that was described in the Original Proxy Statement (the Equity Issuance Proposal), votes submitted before the date of this Amendment for the Equity Issuance Proposal will not be counted. As a result, if you want to vote on the new and amended proposals described in this Amendment, you must cast a new vote for the Special Meeting by signing, dating and returning the enclosed new WHITE proxy card, or by voting in person at the Special Meeting. Signing and submitting the new WHITE proxy card, or voting in person at the Special Meeting, will revoke any prior proxy in its entirety. Therefore, if you submit the new WHITE proxy card, in addition to voting on the Equity Issuance Proposal and the Backstop Issuance Proposal, you must mark the new WHITE proxy card in the appropriate place to indicate your vote on the Authorized Stock Increase Proposal, the LTIP Proposal and the Adjournment Proposal.

Who should I call if I have questions or need assistance voting my shares?

Please call Georgeson, at (866) 431-2108, if you have any questions or require assistance in connection with voting your shares.

UPDATE TO BACKGROUND OF THE TRANSACTIONS

The following information supplements the existing disclosures contained under the heading “Background of the Transactions” beginning on page 9 of the Original Proxy Statement.

On August 9, 2021, Ortelius Advisors L.P. (“Ortelius”) delivered a letter to the Board expressing its opposition to the transactions contemplated by the Original Investment Agreement (the “Original Transactions”) and issued a press release attaching the letter.

Also on August 9, 2021, Ortelius and its affiliates (the “Ortelius 13D Parties”) filed Amendment No. 2 to their Schedule 13D, disclosing that they had acquired additional shares of the Company’s Common Stock and beneficially owned approximately 11.7% of the outstanding Common Stock.

On August 10, 2021, the Company issued a press release confirming that it had received the letter from Ortelius and that the Company values constructive engagement with its stockholders and is committed to maximizing stockholder value.

On August 12, 2021, the Ortelius 13D Parties filed Amendment No. 3 to their Schedule 13D, disclosing that they had acquired additional shares of the Company’s Common Stock and beneficially owned approximately 12.7% of the outstanding Common Stock.

On August 13, 2021, the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which indicated, among other things, that there was substantial doubt about the Company’s ability to continue as a going concern for the 12-month period following the date that the interim June 30, 2021 financial statements were issued as a result of several conditions including:

•	uncertainty around the continued impact of the COVID-19 pandemic on the Company’s operations and financial results;

•

$121.3 million of debt maturing in the next 12 months, which includes $72.0 million due in December 2021, $37.0 million due in the second quarter of fiscal 2022 and $12.3 million of debt service payments;

•	the Company’s working capital deficiency; and

•

noncompliance with certain financial covenants of its loan agreements with Fifth Third Bank covering two properties at June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 and noncompliance with certain financial covenants of its loan agreements with BBVA, covering three properties at June 30, 2021 and December 31, 2020.

On August 16, 2021, the Company filed with the SEC its preliminary proxy statement relating to the special meeting of stockholders to approve the Original Transactions.

On August 17, 2021, Ortelius filed a preliminary proxy statement with the SEC.

Also on August 17, 2021, Silk and certain of its affiliates (the “Silk 13D Parties”) filed Amendment No. 4 to their Schedule 13D, disclosing that they had acquired additional shares of the Company’s Common Stock and beneficially owned approximately 15.65% of the outstanding Common Stock.

On August 19, 2021, the Board held a meeting that was attended by members of Company management and representatives of Morgan Stanley, Willkie and Baker Botts. The Board discussed the recent public filings made by Ortelius and Silk and the proposed timeline for consummating the Original Transactions.

On August 24, 2021, Ortelius sent a letter to the Company’s stockholders expressing their opposition to the Original Transactions and issued a press release attaching the letter.

On August 30, 2021, the Company issued a press release announcing the anticipated timeline and milestones for the Rights Offering.

The Company filed the Original Proxy Statement on August 31, 2021 and sent a letter to stockholders recommending that the Company’s stockholders “FOR” each of the proposals at the special meeting relating to the Original Transactions and announcing that the special meeting of stockholders was scheduled to be held on October 12, 2021. The Company mailed the Original Proxy Statement to record holders of the Company’s Common Stock as of August 25, 2021, the Record Date.

On September 2, 2021, Ortelius filed a Definitive Proxy Statement recommending that the Company’s stockholders vote against each of the proposals at the special meeting of stockholders.

On September 10, 2021, the Company filed the prospectus supplement for the Rights Offering and mailed it to record holders of the Company’s Common Stock as of September 10, 2021, the record date for the Rights Offering.

On September 13, 2021, Ortelius sent a letter to the Company’s stockholders expressing their opposition to the Original Transactions and issued a press release attaching the letter.

Also on September 13, 2021, the Silk 13D Parties filed Amendment No. 5 to their Schedule 13D, disclosing that they had acquired additional shares of the Company’s Common Stock and beneficially owned 17.07% of the outstanding Common Stock, and that they believed that an underwritten rights offering could offer superior value to the Original Transactions.

On September 14, 2021, the Company sent a letter to stockholders discussing the reasons the Board approved the Original Transactions and recommending that stockholders vote “FOR” each of the proposals at the special meeting relating to the Original Transactions.

On September 14 and 15, 2021, Silk provided feedback to Ms. Lody and to Michael Simanovsky, Managing Partner of Conversant, respectively, and discussed with each of them potential ways in which the transactions could be improved.

On September 15, 2021, Ortelius issued a presentation regarding its opposition to the Original Transactions. Also on September 15, 2021, the Ortelius 13D Parties filed Amendment No. 4 to their Schedule 13D, attaching the letter they had sent to the Company’s stockholders and the presentation.

On September 17, 2021, Mr. Simanovsky informed Ms. Lody that Conversant had initial discussions with Silk to explore its interest in exploring a revised transaction with the Company. Later on September 17, 2021, representatives of Conversant sent to the Company a summary of a proposed revision to the Original Transactions to form the basis of further discussion. Fried Frank also sent this summary to the Company, Willkie, Arbiter, Silk and Sullivan & Cromwell LLC, counsel to Silk, the following day.

Also on September 17, 2021, the Board held a meeting that was attended by members of Company management and representatives of Morgan Stanley, Willkie and Baker Botts. Ross Levin, a member of our Board and an employee of Arbiter Partners Capital Management LLC, recused himself. Willkie and Morgan Stanley updated the Board about Ortelius’s opposition to the Original Transactions and the Company’s response. The Board, Company management, and their advisors discussed the potential consequences for the Company if the Original Transactions were not approved by the Company’s stockholders. The Board received an update on the Company’s recent conversations with Conversant regarding potential amendments to the Original Transactions, and Company management and the Company’s advisors indicated that they would keep the Board updated with respect to the potential amendments.

On September 19, 2021, the Board held a meeting that was attended by members of Company management and representatives of Morgan Stanley, Willkie and Baker Botts. Mr. Levin recused himself. At this meeting, the Board, Company management and their advisors reviewed the potential amendments to the Original Transactions that had been proposed by Conversant. Morgan Stanley provided an overview of the impact of the potential revisions on the Company’s financial position and capital structure.

During the week of September 20, 2021, Company management, Morgan Stanley, Conversant, Silk, Arbiter, and their respective counsel had numerous discussions on the proposed terms of the potential amendments to the Original Transactions.

On September 23, 2021, Fried Frank sent to Willkie, Arbiter and S&C, a draft of a Backstop and Participation Agreement that Conversant proposed would be entered into by the Company, Silk and Arbiter in connection with the potential amendments to the Original Transactions, a draft Warrant Agreement and a draft voting agreement that Conversant proposed would be entered into by the Conversant, Silk, Arbiter and Ms. Lody in connection with the potential amendments to the Original Transactions.

During the weekend of September 25 and 26, 2021, Fried Frank sent Willkie, S&C and Kramer Levin Naftalis & Frankel LLP (“Kramer Levin”), legal counsel to Arbiter, drafts of the A&R Investment Agreement and amendments to Investor Rights Agreement and Certificate of Designations in connection with the potential amendments to the Original Transactions. Representatives of the Company and Conversant continued to discuss a number of the proposed terms, including with respect to the proposed amendments to the Rights Offering, the proposed backstop of the Rights Offering and the composition of the Board. Representatives of the Company and Conversant also discussed reaching out to Ortelius to ask whether they would be supportive of a revised transaction reflecting the potential amendments to the Original Transactions in the event that the Company and Conversant could agree upon the terms of a revised transaction.

On September 26, 2021, Willkie spoke with Olshan Frome Wolosky LLP (“Olshan”), counsel to Ortelius, and asked them if Ortelius would be willing to sign a short-term confidentiality agreement with the Company. Thereafter, the Company and Ortelius signed a confidentiality agreement providing that all material non-public information provided thereunder would be disclosed by the earlier of the public announcement of the Transactions and Friday, October 1, 2021 at 5:30 pm. The confidentiality agreement did not include a standstill provision.

On the evening September 26, 2021, the Board held a meeting that was attended by members of Company management and representatives of Morgan Stanley, Willkie and Baker Botts. Mr. Levin recused himself. At this meeting, Willkie reviewed the potential amendments to the Original Transactions based on discussions to date with Conversant. Morgan Stanley provided an overview of the impact of the potential revisions on the Company’s financial position and capital structure. Following discussion, the Board determined the A&R Investment Agreement, the Backstop and Participation Agreement and the respective transactions contemplated thereby to be fair to, advisable and in the best interests of the Company and its stockholders, and approved the A&R Investment Agreement, the Backstop and Participation Agreement, the other transaction documents and the respective transactions contemplated thereby, subject to Company management finalizing the remaining deal points. The Board also authorized the Company to postpone the Special Meeting to October 22, 2021.

Also on the evening of September 26, 2021, Morgan Stanley spoke with Ortelius’s financial advisor regarding the Transactions, and sent to Ortelius’s financial advisor a summary of the proposed terms of the Transactions. Thereafter, Conversant spoke with Ortelius regarding the proposed terms of the Transactions. Ortelius indicated that they would review and consider.

On September 28, 2021, the Company announced that it was postponing the Special Meeting to October 22, 2021.

On September 29, 2021, Invictus Global Management, LLC issued a press release indicating a willingness to provide alternative financing to the Company on unspecified terms.

On September 30, 2021, representatives of the Company, Conversant, Silk and Arbiter discussed changes to the proposed terms of the transactions, principally relating to the reallocation of certain proposed obligations of Silk and Arbiter to Conversant and the composition of the Board. In the evening of the same day, those parties and their representatives held an all-hands call to discuss the proposals that had been prepared by the Company and Conversant.

Later on September 30, 2021 and in the morning of October 1, 2021, representatives of the parties exchanged drafts of revised transaction documents.

On October 1, 2021, the Board held a meeting that was attended by members of the Company management and representatives of Morgan Stanley, Willkie and Baker Botts. Mr. Levin recused himself. Following presentations by management, Willkie and Morgan Stanley of the final terms of the transaction documents, the Board affirmed its approval of the Transactions and determined to recommend approval of the Meeting Proposals by the Company’s stockholders.

Following this, on October 1, 2021, the Company and Conversant executed the A&R Investment Agreement, the Company, Silk and Arbiter executed the Backstop and Participation Agreement, and the Company issued a press release announcing the Transactions.

The following information supplements the existing disclosures contained under the heading “Background of the Transactions — The Company’s Reasons for the Transactions” beginning on page 17 of the Original Proxy Statement.

On October 1, 2021, the Company entered into the A&R Investment Agreement and other agreements related to the Transactions. The Board determined that the A&R Investment Agreement and the Transactions are in the best interests of the Company and its stockholders and recommended that the stockholders vote to approve the Meeting Proposals. In reaching its decision to approve the Initial Transactions, the Board considered the matters described in “Background of the Transactions — The Company’s Reasons for the Transactions” as set forth in the Original Proxy Statement. The Board also considered a number of additional factors in connection with the Transactions, including the following:

•

Half of the Private Placement to Conversant will now be in the form of Common Stock, which provides for less Series A Preferred Stock and results in Conversant being better aligned with existing shareholders.

•	The terms of the Series A Preferred Stock are improved, with a fixed dividend rate of 11.00% per annum and the ability to redeem after 3.5 years.

•

The Transactions provide for certainty of proceeds as a result of the Rights Offering being backstopped by Conversant and Arbiter. This, together with the participation commitments from Silk and Arbiter, provides the Company with certainty of the total capital raise amount which is important given the Company’s liquidity concerns.

•

The Rights Offering will be backstopped with Common Stock, which eliminates the possibility of additional shares of Series A Preferred Stock being issued in the Transactions and guarantees that more than $113 million will be raised from the sale of Common Stock.

•

Silk and Arbiter, two of the Company’s largest shareholders, who own approximately 15.2% and 13.5%, respectively, of the outstanding Common Stock as of the Record Date, support the Transactions and have agreed to vote in favor of all of the Meeting Proposals at the Special Meeting. Silk and Arbiter have also agreed to participate in and, in the case of Arbiter, backstop the Rights Offering.

The following information replaces in their entirety the existing disclosures contained under the heading “Background of the Transactions — Summary of the Transactions — The Private Placement”, “Background of the Transactions — Summary of the Transactions — The Rights Offering” and “Background of the Transactions — Summary of the Transactions — Backstop Commitment” beginning on page 20 of the Original Proxy Statement.

The Private Placement

The Company will sell to Conversant, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), 41,250 shares of newly designated Series A Preferred Stock at a price per share equal to $1,000, and 1,650,000 shares of Common Stock at $25 per share. The Series A Preferred Stock will be convertible into Common Stock at an initial conversion price of $40 per share, subject to customary anti-dilution adjustments, will be entitled to vote on an as-converted basis with holders of our Common Stock together as a single class and will accrue cumulative dividends, compounding quarterly, at an annual rate of 11.00% of the Liquidation Preference of the Series A Preferred Stock. Dividends on the Series A Preferred Stock will be payable in cash if declared by the Board, or will be added to the Liquidation Preference of the Series A Preferred Stock. The terms of the Series A Preferred Stock will be set forth in the Certificate of Designations to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing. See “Update to Description of the Transaction Documents — A&R Investment Agreement” and “Update to Description of the Series A Preferred Stock” below and “Description of the Transaction Documents — Investment Agreement” beginning on page 35 of the Original Proxy Statement and “Description of the Series A Preferred Stock” beginning on page 41 of the Original Proxy Statement.

The Warrant Issuance

Subject to the consummation of the transactions contemplated by the A&R Investment Agreement, the Company will issue 1,031,250 Warrants to Conversant. Each Warrant will be exercisable for one share of Common Stock at a price per share of $40, subject to adjustment in the event of stock dividends, subdivisions, reclassifications, reorganizations or similar events affecting our Common Stock. The Warrants may be exercised (which exercise may be a “cashless exercise”) until 5:00 p.m. New York City time on the five (5) year anniversary of the issuance date.

The complete terms of the Warrants will be set forth in the Warrant Agreement to be entered into with Computershare, Inc. and Computershare Trust Company, N.A. as warrant agent and are described in more detail in the section entitled “Description of the Warrants” below.

The Rights Offering

On September 10, 2021, the Company commenced the Rights Offering to the existing holders of its Common Stock through a distribution of non-transferable subscription rights (the “Rights”) to each existing holder as of 5:00 p.m. New York City time on September 10, 2021, the record date for the Rights Offering set by the Board, with each subscription right entitling such holder to purchase one share of the Common Stock at a subscription price of $32 per share. The rights are not transferrable and the Company did not list the rights on the NYSE. Each existing holder as of the record date for the Rights Offering received one subscription right for each share of Common Stock held by such holder as of the record date for the Rights Offering. The holders of Rights are permitted to exercise oversubscription rights in the Rights Offering.

The Company will amend the terms of the Rights Offering to lower the subscription price to $30 per share, to provide that each Right will provide the holder the right to purchase 1.1 shares of Common Stock and to extend the expiration date of the Rights Offering to October 27, 2021.

Pursuant to the terms of the Backstop and Participation Agreement, Silk has agreed to exercise at least the number of Rights issued in respect of the Common Stock owned directly and beneficially by them as of the record date for the Rights Offering, Arbiter has agreed to exercise at least $5 million of Rights in the Rights Offering, and Arbiter has agreed to backstop a portion of the Rights Offering as discussed below.

The Company is conducting the Rights Offering pursuant to its Registration Statement on Form S-3 filed with the SEC on April 9, 2020, which was declared effective by the SEC on May 6, 2020. The Company filed a prospectus supplement with the SEC pursuant to Rule 424(b) under the Securities Act describing the terms of the Rights Offering on September 10, 2021, and will file an amendment to the prospectus supplement in connection with the amended terms of the Rights Offering.

The Board has not made, nor will it make, any recommendation to stockholders regarding the exercise of rights in the Rights Offering. The Original Proxy Statement, as amended by this Amendment, is not an offer to sell or the solicitation of an offer to buy any securities, including the rights or any securities issuable upon the exercise of the Rights. Offers and sales of securities issuable upon exercise of the Rights will only be made by means of a prospectus meeting the requirements of the Securities Act, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. For additional information regarding the Rights Offering, you should read the Registration Statement and prospectus supplement.

Backstop Issuance

Pursuant to the A&R Investment Agreement, Conversant has agreed to backstop up to $50.5 million of the Rights Offering, and pursuant to the Backstop and Participation Agreement, Arbiter has agreed to backstop up to $5 million of the Rights Offering, in each case through the purchase of additional shares of Common Stock at $30 per share, in exchange for a Backstop Fee to Conversant of 174,675 shares of Common Stock and to Arbiter of 17,292 shares of Common Stock. If the closing under the A&R Investment Agreement occurs, the agreement provides that the indebtedness under the secured promissory note (the “Promissory Note”) entered into between the Company and Conversant on the date of the Original Investment Agreement shall be reduced by $1,275,000 (representing the backstop fee previously paid to Conversant). If the closing under the A&R Investment Agreement does not occur, Arbiter will still receive its Backstop Fee, and Conversant will receive 132,175 shares of Common Stock and the reduction in indebtedness under the Promissory Note described above will not occur.

The following information replaces in their entirety the existing disclosures contained under the heading “Background of the Transactions — Effect of the Transactions” beginning on page 21 of the Original Proxy Statement.

Effect of the Transactions

The Transactions contemplated by the A&R Investment Agreement are designed to ensure, assuming the closing occurs, that the Company will receive aggregate gross proceeds of approximately $154.8 million, and approximately $179.8 million if the Equity Accordion is exercised in full. In addition, the Company will receive an additional $41.25 million in gross proceeds if the Warrants are exercised in full (assuming no cashless exercise). The Company expects to use the proceeds of the Transactions for working capital, to repay debt and to fund accretive growth projects.

The following table assumes the approval of the Meeting Proposals at the Special Meeting and the consummation of the Transactions, and is based on 2,190,599 shares of Common Stock outstanding as of the Record Date. The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants will be subject to customary anti-dilution adjustments and, in the case of the Series A Preferred Stock, may increase as a result of increases in the Liquidation Preference of the Series A Preferred Stock in the event the Board does not declare a dividend on the Series A Preferred Stock in respect of any quarterly payment date, as provided in the Certificate of Designations and the Warrant Agreement, respectively. See “Update to Description of the Series A Preferred Stock” and “Description of the Warrants” in this Amendment and “Description of the Series A Preferred Stock” beginning on page 41 of the Original Proxy Statement.

	Minimum Rights Offering Participation(1)(2)		Full Rights Offering Participation(1)
	No. of Common Shares	%	No. of Common Shares	%
Excluding Equity Accordion and Warrants(3)
Existing Stockholders (excluding Silk and Arbiter)	1,554,192	20.8%	3,404,490	45.6%
Conversant	4,539,556	60.7%	2,855,925	38.2%
Silk	749,690	10.0%	749,690	10.0%
Arbiter	630,037	8.4%	463,370	6.2%

Including Equity Accordion and Warrants(4)
Existing Stockholders (excluding Silk and Arbiter)	1,554,192	17.0%	3,404,490	37.3%
Conversant	6,195,806	67.9%	4,512,175	49.4%
Silk	749,690	8.2%	749,690	8.2%
Arbiter	630,037	6.9%	463,370	5.1%

(1)	On an as-converted basis.
(2)

Assumes that no shareholders participate in the Rights Offering other than Silk, who has committed to exercise its full pro rata portion of the Rights, and Arbiter, who has committed to exercise Rights equal to at least $5 million.

(3)	Assumes that none of the Equity Accordion is exercised and none of the Warrants are exercised.
(4)	Assumes that the Equity Accordion is exercised in full and the Warrants are exercised in full.

We expect to receive aggregate gross proceeds of approximately $154.8 million and aggregate net proceeds of approximately $140.8 million, after deducting estimated transaction expenses (or approximately $221.1 million and $207.1 million, respectively, if the Equity Accordion and Warrants are exercised in full).

UPDATE TO PROPOSAL ONE: EQUITY ISSUANCE PROPOSAL

The following description of the Equity Issuance Proposal replaces in its entirety the description of the Equity Issuance Proposal contained under the heading “Proposal One: Equity Issuance Proposal” on page 24 of the Original Proxy Statement.

Approval of issuance of up to 66,250 shares of Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant

The Board has determined that the Transactions are fair to and in the best interests of the Company and its stockholders and has approved and is recommending to the stockholders for approval at the Special Meeting the issuance of up to 66,250 shares of Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant in connection with the Private Placement, the Warrant Issuance, the Backstop Issuance and the Equity Accordion, which Series A Preferred Stock and Warrants will be convertible into or exercisable for shares of our Common Stock, in accordance with the terms set forth in the Certificate of Designations and Warrant Agreement, respectively. For a more detailed description of the Transactions, please see the sections entitled “Update to Description of the Transaction Documents,” “Update to Description of the Series A Preferred Stock” and “Description of the Warrants” in this Amendment, and “Description of the Transaction Documents” beginning on page 35 of the Original Proxy Statement and “Description of the Series A Preferred Stock” beginning on page 41 the Original Proxy Statement.

We are required to seek approval of the Equity Issuance Proposal pursuant to the terms of the A&R Investment Agreement. In addition, our Common Stock is listed on the NYSE and we are subject to NYSE rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to any issuance of common stock, or of securities convertible into common stock, in any transaction or series of related transactions if (1) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The Series A Preferred Stock, Common Stock and Warrants to be sold to Conversant in the Private Placement, the Warrant Issuance and the Backstop Issuance and pursuant to the Equity Accordion will be initially represent between 2,855,925 and 6,195,806 shares of Common Stock on an as-converted basis (depending on the amount of the Equity Accordion that is funded, the amount of the Backstop Commitment that is exercised and the number of Warrants that are exercised), which would represent between approximately 130.4% and 282.8% of our Common Stock on an as-converted basis outstanding prior to the Transactions, and approximately 38.2% and 67.9% of our Common Stock immediately after the Transactions on an as-converted basis (as more fully described in “Update to Background of the Transactions — Effect of the Transactions”). The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants will be subject to customary anti-dilution adjustments and, in the case of the Series A Preferred Stock, will increase to the extent the Board does not declare and pay the dividend on the Series A Preferred Stock in cash in respect of any quarterly payment date. Because the Common Stock to be issued to Conversant in the Transactions, both directly and upon conversion of the Series A Preferred Stock and upon exercise of the Warrants, will collectively exceed 20% of both the voting power and number of shares of our Common Stock outstanding prior to the Transactions and would therefore implicate Section 312.03(c) of the NYSE Listed Company Manual, we must seek stockholder approval of the Equity Issuance Proposal. In addition, Section 312.03(d) of the NYSE Listed Company Manual requires stockholder approval for a “change of control,” which is not defined by the NYSE rules, so we are also seeking stockholder approval of the Equity Issuance Proposal to the extent it is deemed a change of control. Passage of the Equity Issuance Proposal is contingent upon passage of the Authorized Stock Increase Proposal.

If the Company’s stockholders do not approve the Equity Issuance Proposal, then the Transactions would not occur and the A&R Investment Agreement would be terminated. If the Equity Issuance Proposal is not approved, our ability to raise sufficient working capital will be impaired and delayed. Given our current liquidity situation and anticipated short-term cash needs, any such impairment or delay would have a material adverse effect on the Company, potentially leading to insolvency relief.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE EQUITY ISSUANCE PROPOSAL.

PROPOSAL FOUR: BACKSTOP ISSUANCE PROPOSAL

Approval of issuance of up to 183,959 shares of Common Stock to Arbiter

The Board has determined that the Transactions are fair to, and in the best interests of, the Company and its stockholders and has approved and is recommending to the stockholders for approval at the Special Meeting the issuance of up to 183,959 shares of Common Stock to Arbiter in connection with the Backstop Issuance.

We are required to seek approval of the Backstop Issuance Proposal pursuant to the terms of the A&R Investment Agreement. In addition, our Common Stock is listed on the NYSE and we are subject to NYSE rules and regulations. Section 312.03(b)(i) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock in any transaction or series of related transactions to substantial security holder of the company if the number of shares of common stock to be issued exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance and the sale price is lower than the Minimum Price (as defined in Section 312.04 of the NYSE Listed Company Manual). Further, we are subject to the Section 312.03(c) of the NYSE Listed Company Manual (as described under “Update to Proposal One: Equity Issuance Proposal” above).

The Common Stock to be sold to Arbiter pursuant to the Backstop Issuance will initially represent between approximately 0.8% and 8.4% of our Common Stock outstanding prior to the Transactions, and approximately 0.2% and 2.5% of our Common Stock immediately after the Transactions on an as-converted basis (depending on the amount of the Equity Accordion that is funded, the amount of the Backstop Commitment that is exercised and the number of Warrants that are exercised, as more fully described in “Update to Background of the Transactions — Effect of the Transactions”). Because the Common Stock to be issued to Arbiter pursuant to the Backstop Issuance may exceed 1% of both the voting power and number of shares of our Common Stock outstanding prior to the Transactions and will be issued at a price lower than the Minimum Price and would therefore implicate Section 312.03(b)(i) of the NYSE Listed Company Manual, we must seek stockholder approval of the Backstop Issuance Proposal. In addition, because the Common Stock to be issued to Arbiter pursuant to the Backstop Issuance, together with the other Transactions, will exceed 20% of both the voting power and number of shares of our Common Stock outstanding prior to the Transactions and would therefore implicate Section 312.03(c) of the NYSE Listed Company Manual, we must seek stockholder approval of the Backstop Issuance Proposal. Passage of the Backstop Issuance Proposal is contingent upon passage of the Authorized Stock Increase Proposal.

If the Company’s stockholders do not approve the Backstop Issuance Proposal, then the Transactions would not occur and the A&R Investment Agreement would be terminated. If the Backstop Issuance Proposal is not approved, our ability to raise sufficient working capital will be impaired and delayed. Given our current liquidity situation and anticipated short-term cash needs, any such impairment or delay would have a material adverse effect on the Company, potentially leading to insolvency relief.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE BACKSTOP ISSUANCE PROPOSAL.

UPDATE TO DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following is a summary of certain material terms of A&R the Investment Agreement, the Investor Rights Agreement and the Backstop and Participation Agreement, and supplements the descriptions of the A&R Investment Agreement and the Investor Rights Agreement contained under the heading “Description of the Transaction Documents” beginning on page 35 the Original Proxy Statement. While we believe this summary covers the material terms of these agreements, it may not contain all of the information that is important to you, and is qualified in its entirety by the full text of the A&R Investment Agreement, the Investor Rights Agreement and Backstop and Participation Agreement, which were included as Exhibit 10.1 and 10.2 to the Current Report on Form 8-K filed by the Company on October 1, 2021, and incorporated by reference herein. For more information about accessing the Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

A&R Investment Agreement

On October 1, 2021, the Company entered into the A&R Investment Agreement with Conversant. The A&R Investment Agreement amends and restates in its entirety the Original Investment Agreement.

The A&R Investment Agreement provides for substantially similar terms as provided in the Original Investment Agreement, except as described below.

Pursuant to the A&R Investment Agreement, (i) Conversant has agreed to purchase from the Company, and the Company has agreed to sell to Conversant, in the Private Placement, pursuant to Section 4(a)(2) of the Securities Act, 41,250 shares of Series A Preferred Stock at a price per share equal to $1,000, and 1,650,000 shares of Common Stock, at a price per share equal to $25, (ii) subject to the consummation of the transactions contemplated by the A&R Investment Agreement, the Company will issue to Conversant 1,031,250 Warrants, (iii) the Company amended the terms of the Rights Offering as described herein and (iv) Conversant agreed to backstop up to $50.5 million of the Rights Offering, on a pro rata basis as calculated by reference to the size of its commitment and the backstop commitment of Arbiter pursuant to the Backstop and Participation Agreement, through the purchase of additional shares of Common Stock at $30 per share.

Closing Conditions

In addition to the conditions described under “Description of the Transaction Documents — Investment Agreement — Closing Conditions” beginning on page 36 of the Original Proxy Statement, the A&R Investment Agreement provides that the closing of the transactions contemplated by the Backstop and Participation Agreement will be a condition to closing under the A&R Investment Agreement.

Termination

In addition to the termination rights described under “Description of the Transaction Documents — Investment Agreement — Termination” beginning on page 36 of the Original Proxy Statement, the A&R Investment Agreement extends the “Outside Date” from December 31, 2021 to January 31, 2022.

Other Covenants and Agreements

In addition to the other covenants and agreements described under “Description of the Transaction Documents — Investment Agreement — Other Covenants and Agreements” beginning on page 37 of the Original Proxy Statement, the A&R Investment Agreement provides that, at the Closing, the Company will reimburse Conversant for all reasonable out-of-pocket fees and expenses incurred by it on or after the date of the Original Investment Agreement in connection with the consummation of the transactions contemplated thereby and in accordance with the Promissory Note, subject to certain exceptions, up to an aggregate amount of $1.3 million (or $550,000 in the event the Closing does not occur).

Promissory Note

If the closing under the A&R Investment Agreement occurs, the agreement provides that the indebtedness under the Promissory Note shall be reduced by $1,275,000 (representing the backstop fee previously paid to Conversant). If the closing under the A&R Investment Agreement does not occur, Arbiter will still receive its Backstop Fee, and Conversant will receive 132,175 shares of Common Stock and the reduction in indebtedness under the Promissory Note described above will not occur.

Investor Rights Agreement

The Company, Conversant and Silk will enter into the Investor Rights Agreement on the Closing Date to provide for certain rights and responsibilities of the parties in connection with Conversant’s and Silk’s investment in and the governance of the Company. The Investor Rights Agreement provides for substantially similar terms as described in the Original Proxy Statement, except as described below.

The Investor Rights Agreement provides that (i) for so long as Conversant and the investors listed on Schedule A to the Investor Rights Agreement (collectively, the “Conversant Investors”), together with their affiliates and permitted transferees (collectively, the “Conversant Parties”) beneficially own at least 33% of the outstanding shares of Common Stock of the Company on an as-converted basis, Conversant will have the right to designate four (4) designees for inclusion in the Company’s slate of individuals nominated for election to its Board a number of directors (one of whom will be independent), (ii) for so long as the Conversant Parties beneficially own less than 33% but at least 15% or more of the outstanding shares of Common Stock of the Company on an as-converted basis, Conversant will have the right to designate a number of directors, rounded to the nearest whole number, equal to (1) the quotient of (a) the total number of outstanding shares of Common Stock of the Company on an as-converted basis beneficially owned by the Conversant Parties divided by (b) the total number of outstanding shares of Common Stock of the Company on an as-converted basis, multiplied by (2) the total number of directors then on the Board, (iii) for so long as the Conversant Parties beneficially own less than 15% but at least 5% or more of the outstanding shares of Common Stock of the Company on an as-converted basis, Conversant will have the right to designate one (1) designee for inclusion in the Company’s slate of individuals nominated for election to the Board (which slate will include a number of nominees equal to the number of director positons to be filled), (iv) following the forty-two (42) month anniversary of the Closing, so long as the Conversant Parties beneficially own shares of Series A Preferred Stock and beneficially own more than 50% of the outstanding shares of Common Stock of the Company on an as-converted basis, Conversant will have the right to designate five (5) designees for inclusion in the Company’s slate of individuals nominated for election to the Board (which slate will include a number of nominees equal to the number of director positons to be filled), (v) for so long as Silk together with its affiliates (the “Silk Parties”) beneficially own at least 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, Silk will have the right to designate two (2) directors for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate will include a number of nominees equal to the number of director positons to be filled), and (vi) once the Conversant Parties beneficially own less than 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, the rights of the Conversant Investors to designate directors pursuant to the Investor Rights Agreement will terminate, and once Silk beneficially owns less than 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, the rights of Silk to designate directors pursuant to the Investor Rights Agreement will terminate. In the event that Conversant or Silk lose the right to designate any director, such director will not be required to resign and shall continue to serve until the next regularly scheduled annual stockholders meeting at which directors are to be elected.

Promptly following the Closing Date, and in any event within five business days following the Closing Date, the Company will be required to cause the representatives designated by a party that has the right to designate a designee for inclusion in the Company’s slate of individuals nominated for election to the Board pursuant to the Investor Rights Agreement (the “Investor Board Representative(s)”) to be elected or appointed to the Board, to the extent not already on the Board. Additionally, for so long as the Conversant Parties beneficially own at least

20% of the outstanding shares of Common Stock on an as converted basis, Conversant will be entitled to designate the chairperson of the Board. The Investor Board Representative(s) will receive the same director compensation as each other non-executive director of the Board.

For so long as Conversant or Silk has the right to designate an Investor Board Representative to the Board, members of the Board other than the Investor Board Representative(s) will have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and any transaction, agreement, contract or other arrangement (including, without limitation, any mandatory conversion or redemption of the Series A Preferred Stock pursuant to the Certificate of Designations) by and among the Company or any of its subsidiaries, on the one hand, and any of the Investors or their affiliates, on the other hand, will require solely the approval of a majority of the independent and disinterested directors.

The election or appointment of the Investor Board Representatives will be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and, for all such appointments or elections after the election or appointment of the initial Investor Board Representatives, to the reasonable approval (which approval shall not be unreasonably withheld, conditioned, or delayed) of the four (4) - member Nominating and Governance Committee of the Board (two members of which will be comprised of non-Conversant and non-Silk designees). If the Nominating and Governance Committee of the Board does so not approve a designee, Investor A or Silk (as applicable that made such designation) will have the exclusive right to designate a replacement who shall be treated for all purposes as such person’s designee under the Investor Rights Agreement, subject to the approval process described therein.

Standstill

The Investor Rights Agreement will have substantially the same terms as those set forth in the Original Proxy Statement with respect to standstill obligations, except that the Conversant Parties’ standstill obligations shall last for a period of eighteen (18) months from Closing.

Backstop and Participation Agreement

In connection with the Rights Offering and concurrently with the execution of the A&R Investment Agreement, the Company has entered into the Backstop and Participation Agreement with Silk and Arbiter pursuant to which Silk has agreed to exercise at least the number of Rights issued in respect of the Common Stock owned directly and beneficially by them as of the record date for the Rights Offering and Arbiter has agreed to exercise at least $5 million of Rights. In addition, pursuant to the Backstop and Participation Agreement and on the terms set forth therein, Arbiter has agreed to backstop up to $5 million of the Rights Offering through the purchase of additional shares of Common Stock at $30 per share and on a pro rata basis as calculated by reference to the size of its commitment and the backstop commitment of Conversant pursuant to the A&R Investment Agreement. In consideration for their backstop commitments, the Company has agreed to pay Conversant a Backstop Fee of 174,675 shares of Common Stock and Arbiter a Backstop Fee of 17,292 shares of Common Stock.

The consummation of the transactions contemplated by the Backstop and Participation Agreement is subject to the consummation of the Rights Offering, the closing of the transactions pursuant to the A&R Investment Agreement and the receipt of stockholder approval at the Special Meeting.

UPDATE TO DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following is a summary of the material terms of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Certificate of Designations, and supplements the description of the Series A Preferred Stock contained under the heading “Description of the Series A Preferred Stock” beginning on page 41 the Original Proxy Statement. While we believe this summary covers the material terms and provisions of the Series A Preferred Stock, it may not contain all of the information that is important to you, and is qualified in its entirety by the full text of the Certificate of Designations, which was included in Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 1, 2021, and incorporated by reference herein. For more information about accessing the Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

The Series A Preferred Stock will have substantially the same terms as described in the Original Proxy Statement, except as described below.

Dividend Rights

The Certificate of Designations will specify that each holder of the Series A Preferred Stock will be entitled to receive, when, as and if authorized and declared by the Board, dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at a per annum rate of 11.00% of the Liquidation Preference per share which will be either paid in cash or paid in kind as an increase to the Liquidation Preference of the Series A Preferred Stock. The Certificate of Designations in connection with the Original Investment Agreement previously provided that the annual dividend rate would be between 11.00% and 15.00% of the Liquidation Preference of the Series A Preferred Stock based on the participation in the Rights Offering.

Redemption Rights

The Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company at any time (i) on or after the forty-two (42) month anniversary (and before the seven-year anniversary) of the Closing Date, at a cash redemption price per share of Series A Preferred Stock equal to the greater of (A) 100% of the Liquidation Preference as of the to the date fixed for redemption thereof and (B) an amount equal to (1) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock as of the redemption date multiplied by (2) the VWAP (as defined in the Certificate of Designations) of the Common Stock for the 30 trading days immediately preceding (and not including) the date on which notice of such redemption is given and (ii) on or after the seventh anniversary of the Closing, at a redemption price per share equal to 100% of the Liquidation Preference as of the redemption date. The Certificate of Designations in connection with the Original Investment Agreement previously provided that the Series A Preferred Stock would be redeemable at the option of the Company beginning on the five year anniversary.

DESCRIPTION OF THE WARRANTS

The following is a summary of the material terms of the Warrants as contained in the Warrant Agreement. While we believe this summary covers the material terms and provisions of the Warrants, it may not contain all of the information that is important to you, and is qualified in its entirety by the full text of the Warrant Agreement, which was included in Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 1, 2021, and incorporated by reference herein. For more information about accessing the Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Exercisability

Holders may exercise the Warrants in whole, but not in part, at any time up to 5:00 p.m., New York City time, on the five year anniversary of the date of issuance. Each Warrant is exercisable for one share of Common Stock, subject to adjustment, as discussed below.

Cashless Exercise

A holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Common Stock purchasable upon such exercise.

Exercise Price

The exercise price of the Common Stock purchasable upon exercise of the Warrants is $40 per share. The exercise price and the number of shares of common stock issuable upon exercise of the Warrants are subject to appropriate adjustment from time to time in the event of stock dividends, subdivisions, reclassifications, reorganizations or similar events affecting our Common Stock.

No Rights as Stockholder

The holders of the Warrants will not have the rights or privileges of holders of Common Stock, including any voting or dividend rights, until they exercise their Warrants.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

The SEC allows us to “incorporate by reference” into this Amendment documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Amendment, and later information that we file with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the following filings:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by Form 10-K/A, filed with the SEC on April 30, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on April 14, 2021, and June 30, 2021, filed with the SEC on August 13, 2021; and

•

our Current Reports on Form 8-K, filed with the SEC on July 22, 2021 (only Item 8.01 and Exhibit 99.2 thereto), July 22, 2021, August 30, 2021, August 31, 2021, September 10, 2021, September 29, 2021 and October 1, 2021.

This Amendment incorporates important business and financial information about the Company from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this Amendment through our website, www.capitalsenior.com, and from the SEC at its website, www.sec.gov, or by written request directed to David R. Brickman, Senior Vice President, General Counsel and Secretary, at our principal executive offices, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 or by calling (972) 770-5600.

FORWARD-LOOKING STATEMENTS

The forward-looking statements in this Amendment are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of other owners; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – CAPITAL SENIOR LIVING CORPORATION WHITE PROXY CARD SPECIAL MEETING OF STOCKHOLDERS OF CAPITAL SENIOR LIVING CORPORATION TO BE HELD ON OCTOBER 22, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brandon M. Ribar and David R. Brickman, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated hereon, all the shares of the common stock of Capital Senior Living Corporation (the “Company”), held of record by the undersigned on August 25, 2021 at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held at 10:00 a.m. Central Time on October 22, 2021 at Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240, and any postponement(s) or adjournment(s) thereof. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH FOR THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. Change of Address – Please print new address below. CSL_32334_093021 PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE WHITE PROXY CARD USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code

Capital Senior Living Corporation Using a black ink pen, mark your votes with an X as shown in this example. [X] Please do not write outside the designated areas. Special Meeting White Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS WHITE PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS WHITE PROXY WILL BE VOTED AS INDICATED BELOW: “FOR” PROPOSALS 1, 2, 3, 4 AND 5. A Proposals The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5. 1. Proposal to approve the issuance of up to 66,250 shares of newly designated Series A Convertible Preferred Stock of the Company, which shares will be convertible into shares of Common Stock of the Company, up to 3,508,306 shares of Common Stock of the Company and 1,031,250 Warrants to acquire Common Stock of the Company, to affiliates of Conversant Capital LLC. FOR AGAINST ABSTAIN 2. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares. 3. Proposal to approve an amendment to the Company’s 2019 Omnibus Stock and Incentive Plan to (i) increase the number of shares of Common Stock that the Company may issue under such plan from 150,000 shares to 797,699 shares and (ii) exclude 257,000 shares from the minimum vesting provisions of such plan. 4. Proposal to approve the issuance to Arbiter Partners QP, LP of up to 183,959 shares of Common Stock of the Company. 5. Proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposals. B Authorized Signatures - This section must be completed for your vote to be counted. - Sign and Date Below Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) - Please print date below Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx CSL 32334 xxxxxxxx